Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Trista Hertz, Director of Investor Relations	Rick Fox, Media Relations Coordinator
(630) 218-7364	(630) 218-8000 x4896
hertz@inlandrealestate.com	rfox@inlandgroup.com

INLAND REAL ESTATE CORPORATION
ANNOUNCES SPLIT OF CHAIRMAN & CEO ROLES,
PROMOTES CFO TO COO

OAK BROOK, Ill. (April 23, 2004) – The Board of Directors of Inland Real Estate Corporation, a public real estate investment trust (“REIT”), today announced changes to its board of directors and the appointment of a chief operating officer.  Specifically, the board announced its decision to split the role of chairman and chief executive officer. The board appointed Daniel L. Goodwin to serve as chairman. Robert D. Parks will continue as president and CEO, and will remain on the board.

The Company also announced that Mark E. Zalatoris, the Company’s Chief Financial Officer and Treasurer, has been promoted to Executive Vice President and Chief Operating Officer.

The Company is in the process of completing its application to list its shares on the New York Stock Exchange and anticipates that trading will begin on June 9, 2004.

Inland Real Estate Corporation is a self-administered public REIT that owns 139 neighborhood, community and single-tenant retail centers located in the Midwestern United States.

This press release may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “may”, “will”, “should” and “could.” There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s filing on Form 10-K for the year ended December 31, 2003.